Exhibit (c)(5) Project Sting Presentation to the Board of Directors of Sting August 3, 2023 STRICTLY PRIVATE & CONFIDENTIAL

Presentation Basis ▪ This presentation was prepared on a confidential basis exclusively for the benefit and use of the Board of Directors of Sting (the “Company”). This presentation is subject to the assumptions, qualifications and limitations set forth herein. This presentation is for discussion purposes only. It is not a recommendation as to how any Board member should vote, and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Needham & Company, LLC. ▪ The information contained in this material is based on information obtained from the Company and other sources. Needham & Company, LLC has relied upon the accuracy and completeness of the foregoing information and has neither attempted to verify independently nor assumed responsibility for verifying any of such information. Any financial estimates and projections contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct, and we have assumed that such estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management or represent reasonable estimates. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Board of Directors of the Company and, accordingly, Needham & Company, LLC takes no responsibility for the accompanying material when used by persons other than the Board of Directors. ▪ Nothing contained herein should be construed as tax, accounting, or legal advice. NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 1

Introduction Pursuant to our engagement by Sting, Needham & Company has: ▪ Reviewed a draft of the Memorandum of Understanding dated August 2, 2023; ▪ Reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to us by the Company; ▪ Reviewed the historical stock prices and trading volumes for the Company’s American Depositary Shares (ADS); ▪ Held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company; ▪ Reviewed certain financial forecasts with respect to the Company prepared by the management of the Company, and held discussions with members of management of the Company concerning those forecasts; ▪ Reviewed certain research analyst projections with respect to the Company and held discussions with members of management of the Company concerning those projections; ▪ Compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for the Company; ▪ Reviewed the financial terms of certain business combinations that we deemed generally relevant; and ▪ Reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate. These analyses were prepared solely based on information that was provided by the Company’s management, or that was obtained from publicly available sources. NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 2

Table of Contents Section 1 Process Summary Section 2 Transaction Summary Section 3 Sting Financial Summary Section 4 Historical Trading Activity Section 5 Selected Public Companies Analysis Section 6 Selected Transactions & Premia Analysis Section 7 Discounted Cash Flow Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 3

Process Summary NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 4

Process Summary ▪ Following verbal indications that Ranger would be submitting a preliminary non-binding proposal to acquire the Company, Sting engaged Needham & Company as advisor to management and the Board of Directors ▪ On February 14, 2023, in its FY 2022 / Q4 2022 financial results press release, Sting said its Board of Directors had formed a strategic committee to explore strategic options and that “the Company will evaluate every tool in its toolbox to unlock shareholder value.” ▪ Needham contacted potential interested parties about an acquisition of the Massive IoT Business (“MIoT”). Once an indication of interest was received for the whole Company, Needham began a market check. 18 potential interested parties were contacted regarding a potential acquisition of the Company ▪ On March 31, 2023, Sting announced it had received interest from multiple parties, including a non-binding indication of interest requesting further diligence. The announcement also stated that the Company had engaged an investment bank to assist in evaluating and pursuing strategic alternatives ▪ On May 3, 2023, in its Q1 2023 financial results press release, Sting announced the recent achievement of a $20 million private placement had strengthened the Company’s position in its ongoing discussions engaged by the strategic committee of the Board of Directors and that Sting remains committed to delivering value to its shareholders ▪ According to Sting management, the Company will require additional funding of $15M before December 31, 2023 18 v 6 v No Additional Proposals Submitted NDAs Executed Parties Contacted NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 5

Transaction Summary NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 6

Summary of Proposed Transaction Terms Acquirer Name:▪ Ranger Target Name:▪ Sting Transaction Form: ▪ Tender Offer Transaction Consideration:▪ $3.03 per ADS Form of Consideration:▪ 100% Cash Consideration Background: ▪ Needham & Company was retained by Sting on February 6, 2023 Note: Unless noted otherwise, all figures in this presentation are in USD Notes: Source: Draft Memorandum of Understanding dated August 2, 2023 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 7

Purchase Price Analysis

Transaction Overview	
($ in millions except per ADS amounts)	**Ranger Offer[1]**
Price per ADS	**$ 3.03**
Basic ADS Outstanding[2]	58.5
(+) Effect of Dilutive Securities[3]	6.6
Fully Diluted ADS Outstanding	**65.0**
Fully Diluted Equity Value	**$ 197.1**
(–) Cash (as of June 30, 2023)[4]	(7.9)
(+) Debt (as of June 30, 2023)	59.8
Enterprise Value	**$ 249.0**

The above calculation does not include the $15M of capital that Sting will need to raise and which will be consumed before December 31, 2023

Implied Transaction Multiples				
	Management Case[5]		**Street Case[6]**	
Enterprise Value to:	***Operating Metric***	**Multiple at $3.03**	***Operating Metric***	**Multiple at $3.03**
LTM Revenue[7]	*$ 53.5*	4.7x	*$ 53.5*	4.7x
NTM Revenue[8]	*56.9*	4.4x	*59.8*	4.2x
2024E Revenue	*105.5*	2.4x	*79.3*	3.1x
2025E Revenue	*225.9*	1.1x	*125.6*	2.0x
LTM Adj. EBITDA[7][9]	*$ (8.8)*	NEG	*$ (8.8)*	NEG
NTM Adj. EBITDA[8][9]	*(24.3)*	NEG	*(16.5)*	NEG
2024E Adj. EBITDA[9]	*(3.5)*	NEG	*(11.2)*	NEG
2025E Adj. EBITDA[9]	*39.4*	6.3x	*NA*	NA

Implied Transaction Premiums				
	Spot Price		**Volume Weighted Average Price Over Indicated Period**	
Premium (Discount) to:	**Value**	**Premium**	**Value**	**Premium**
Last Unaffected Price[10]	$ 2.14	41.6%		
5 Trading Days Prior to Last Unaffected Date[11]	2.39	26.8%	$ 2.41	25.7%
30 Trading Days Prior to Last Unaffected Date[11]	2.20	37.7%	2.27	33.3%
45 Trading Days Prior to Last Unaffected Date[11]	2.12	42.9%	2.26	34.3%
90 Trading Days Prior to Last Unaffected Date[11]	2.03	49.3%	2.25	34.9%

Notes:

'NA' for unavailable information or when sufficient data is unavailable; 'NM' for multiples that exceed 100x; 'NEG' for multiples that are below 0

Fiscal Year ending December 31st for the periods shown

LTM figures reflect Sting SEC filings and Company press releases; Q2 2023A figures reflect financials of Sting provided in its preliminary Q2 2023 press release provided by Sting management

1. Source: Draft Memorandum of Understanding dated August 2, 2023
2. Reflects 58,471,400 ADS outstanding as of July 31, 2023 as provided by Sting management
3. Reflects the effects from dilutive securities as of July 31, 2023, as provided by Sting management, calculated using the treasury stock method
4. Includes cash and cash equivalents, as provided by Sting management
5. Source: Management Projections reflect financial projection of Sting Management provided by Sting on July 25, 2023
6. Source: Street Estimate figures reflect consensus financial estimates of Wall Street research analysts covering Sting, via Bloomberg consensus estimates
7. Last twelve month figures reflect the period ending June 30, 2023
8. Next twelve month figures reflect the period ending June 30, 2024
9. Adjusted EBITDA excludes the impact of stock-based compensation expense & Capitalization of R&D Expense
10. Reflects ADS price as of August 2, 2023
11. Last unaffected date is August, 2 2023

NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 8

Sting Financial Summary NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 9

Sting Historical and Projected Revenue by Segment

Management Estimates

($ in millions)



$ 8.0
$ 5.9
Q1(1) 2022A
$ 6.5
$ 7.7
Q2(1) 2022A
$ 12.1
$ 4.4
Q3(1) 2022A
$ 10.9
$ 5.0
Q4(1) 2022A
$ 2.3
$ 9.6
Q1(1) 2023A
$ 1.0
$ 8.2
Q2(2) 2023A
$ 6.3
$ 2.9
Q3(3) 2023E
$ 6.6
$ 5.6
Q4(3) 2023E
$ 6.5
$ 8.0
Q1(3) 2024E
$ 6.2
$ 14.7
Q2(3) 2024E
$ 7.0
$ 24.0
Q3(3) 2024E
$ 6.9
$ 32.1
Q4(3) 2024E
$ 4.1
$ 43.7
Q1(3) 2025E
$ 2.8
$ 46.0
Q2(3) 2025E
$ 3.0
$ 57.9
Q3(3) 2025E
$ 2.9
$ 65.6
Q4(3) 2025E



$ 13.0
$ 37.9
2020A(4)
$ 20.5
$ 30.4
2021A(4)
$ 37.6
$ 23.0
2022A(4)
$ 11.8
$ 30.6
2023E(5)
$ 26.6
$ 78.9
2024E(5)
$ 12.9
$ 213.1
2025E(5)
Product Revenue
License & Services Revenue

Notes:

Source: Sting SEC filings, Sting projected financials provided by Sting management on July 25, 2023

Fiscal Year ending December 31st for the periods shown

1. Q1 2022A – Q1 2023A figures reflect financials of Sting provided in their quarterly financial results press releases dating back to May 3, 2022
2. Q2 2023A figures reflect financials of Sting provided in its preliminary Q2 2023 press release provided by Sting management
3. Q3 2023E – Q4 2025E figures reflect financial projections of Sting management provided by Sting on July 25, 2023
4. FY 2020A – FY 2022A figures reflect financials of Sting provided in their FY 2022 20-F released on March 31, 2023
5. FY 2023E – FY 2025E figures reflect financial projections of Sting management provided by Sting on July 25, 2023

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Sting Historical and Projected Income Statement

($ in millions)	FY 2020A(1)	FY 2021A(1)	FY 2022A(1)	FY 2023E(2)	FY 2024E(3)	FY 2025E(3)
Revenue:						
Product Revenue	$ 37.9	$ 30.4	$ 23.0	**$ 11.8**	**$ 78.9**	**$ 213.1**
License and Services Revenue	13.0	20.5	37.6	30.6	26.6	12.9
Total Revenue	**$ 50.9**	**$ 50.9**	**$ 60.6**	**$ 42.4**	**$ 105.5**	**$ 225.9**
Growth %	*65.0%*	*(0.1)%*	*19.0%*	*(29.9)%*	*148.6%*	*114.2%*
Cost of Revenues(4)	27.4	23.7	17.7	12.2	52.5	128.2
Gross Profit	**23.5**	**27.2**	**42.9**	**30.3**	**52.9**	**97.8**
Gross Margin %	*46.1%*	*53.4%*	*70.8%*	*71.4%*	*50.2%*	*43.3%*
Operating Expenses						
Sales & Marketing(4)	7.9	9.0	10.0	11.1	10.4	10.7
Research & Development(4)	30.9	26.4	26.6	25.3	21.6	32.0
General & Administrative(4)(5)	9.4	10.0	10.1	16.4	17.6	15.9
Total Operating Expenses	48.2	45.5	46.7	52.8	49.6	58.6
Operating Income / (Loss)	**$ (24.7)**	**$ (18.3)**	**$ (3.8)**	**$ (22.6)**	**$ 3.4**	**$ 39.2**
EBIT	$ (24.7)	$ (18.3)	$ (3.8)	$ (22.6)	$ 3.4	$ 39.2
Depreciation & Amortization	9.8	10.6	12.0	10.9	9.7	18.9
Capitalization of R&D Expense	(7.2)	(19.4)	(15.5)	(22.6)	(20.0)	(20.0)
Share-based Payment Expense	3.0	5.1	5.5	6.8	3.4	1.3
Adjusted EBITDA	**$ (19.2)**	**$ (22.0)**	**$ (1.8)**	**$ (27.5)**	**$ (3.5)**	**$ 39.4**
Adjusted EBITDA Margin %	*(37.7)%*	*(43.3)%*	*(3.0)%*	*(64.9)%*	*(3.3)%*	*17.5%*

Notes:
Source: Sting SEC filings, Sting projected financials provided by Sting management on July 25, 2023
Fiscal Year ending December 31st for the periods shown
1. FY 2020A – FY 2022A figures reflect financials of Sting provided in their FY 2022 20-F released on March 31, 2023
2. FY 2023E figures reflect Sting's Q1 2023 SEC filings, preliminary 2023 Q2 press release provided by Sting management, and 2H 2023 financial projections of Sting management provided by Sting on July 25, 2023
3. FY 2024E – FY 2025E figures reflect financial projections of Sting management provided by Sting on July 25, 2023
4. Cost of Revenues, Sales & Marketing, Technology & Development and General & Administrative inclusive of allocations for Share-based Payment Expense and Overhead expense for FY 2020A – 1H FY 2023A
5. General & Administrative expense includes Overhead and Share-based Payment Expense for 2H FY 2023E – FY 2025E

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Sting Projected Income Statement Comparison

Street Consensus Estimates

Wall Street Consensus Estimates	FY 2023E[1]	FY 2024E[1]	FY 2025E[1]
($ in millions)			
Post Q3 FY'22 Earnings Consensus[2] - Total Revenue	**$ 69.7**	**$ 109.6**	**$ 79.4**
YoY Growth %	*15.1%*	*57.2%*	*(27.5)%*
Post FY'22 Earnings Consensus [3] - Total Revenue	**$ 54.7**	**$ 88.1**	**$ 79.4**
YoY Growth %	*(9.7)%*	*61.1%*	*(9.9)%*
Current Consensus[4] - Total Revenue	**$ 48.9**	**$ 79.3**	**$ 125.6**
YoY Growth %	*(19.2)%*	*62.0%*	*58.4%*
Management Forecast – Total Revenue	**$ 42.4**	**$ 105.5**	**$ 225.9**
YoY Growth %	*(29.9)%*	*148.6%*	*114.2%*
Post Q3 FY'22 Earnings Consensus[2] Miss/(Beat) Versus Management Projections	$ 27.3	$ 4.1	$ (146.5)
Post FY'22 Earnings Consensus[3] Miss/(Beat) Versus Management Projections	$ 12.2	$ (17.4)	$ (146.5)
Current Consensus[4] Miss/(Beat) Versus Management Projections	$ 6.5	$ (26.2)	$ (100.3)
Post Q3 FY'22 Earnings Consensus[2] Miss/(Beat) Versus Management Projections (%)	64.3%	3.9%	(64.9)%
Post FY'22 Earnings Consensus [3] Miss/(Beat) Versus Management Projections (%)	28.9%	(16.5)%	(64.9)%
Current Consensus[4] Miss/(Beat) Versus Management Projections (%)	15.3%	(24.8)%	(44.4)%

Notes:
Source: Source: Bloomberg consensus estimates; variance calculation figures reflect financial projections of Sting management provided by Sting management on July 25, 2023
Fiscal Year ending December 31st for periods shown

1. FY 2023E – FY 2025E figures reflect consensus financial estimates of Wall Street research analysts covering Sting, via Bloomberg consensus estimates
2. Consensus estimates as of November 3rd, 2022
3. Consensus estimates as of February 15th, 2023
4. Consensus estimates as of August 1, 2023

NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 12

Sting Guidance History ▪ Sting Management has provided forward revenue guidance for six of the last ten quarters ➢ Of the six quarters Sting Management has provided forward revenue guidance, the Company has missed its guidance on three occasions ▪ Sting Management has not provided forward revenue guidance for four of the last ten quarters ($ in millions) Earnings Period Reported Revenue % Variance vs. Consensus % Variance vs. (1) Period Ended Guidance Guidance Revenue Consensus Revenue Q2 2023 6/30/2023 $ 9.158 $ 9.0 - $ 11.0 In Range $ 10.000 (9.19)% Q1 2023 3/31/2023 11.899 12.000 (0.84)% 12.000 (0.85)% Q4 2022 12/31/2022 15.911 N/A N/A 16.250 (2.13)% Q3 2022 9/30/2022 16.528 >13.079 2 6.4% 15.700 5.01% Q2 2022 6/30/2022 14.221 N/A N/A 14.440 (1.54)% Q1 2022 3/31/2022 13.891 N/A N/A 13.800 0.66% Q4 2021 12/31/2021 13.810 13.674 0.99% 13.700 0.80% Q3 2021 9/30/2021 11.891 N/A N/A 12.260 (3.10)% Q2 2021 6/30/2021 12.857 13.552 (5.13)% 13.540 (5.31)% Q1 2021 3/31/2021 12.321 <15.790 (21.97)% 13.800 (12.00)% Notes: Source: Bloomberg consensus estimates, FactSet Research Systems, Company Filings, Press Releases & Earnings Transcripts 1. Q2 2023, three month period ended 6/30/2023, results not reported publicly NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 13

Sting Historical Balance Sheet Data ($ in millions) Sting Summary Balance Sheet (1) (2) (3) (4) (5) (6) March 31, June 30, September 30, December 31, March 31, June 30, 2022 2022 2022 2022 2023 2023 Current Assets: Cash & Cash Equivalents $ 26.3 $ 16.8 $ 5.8 $ 10.7 $ 5.3 $ 7.9 Other Current Assets 30.1 34.4 41.6 29.8 27.0 35.0 Total Current Assets 56.4 51.1 47.5 40.4 32.4 42.9 Total Non-Current Assets 54.6 56.4 56.9 58.3 60.4 64.1 Total Assets $ 110.9 $ 107.6 $ 104.4 $ 98.8 $ 92.7 $ 106.9 Current Liabilities: Current Portion of Long-Term Debt $ 11.8 $ 14.1 $ 11.6 $ 9.7 $ 8.4 $ 50.0 Other Current Liabilities 28.9 27.4 28.3 27.2 27.5 28.0 Total Current Liabilities 40.7 41.5 39.9 36.8 35.9 78.0 Non-Current Liabilities: Long-Term Debt 42.8 44.3 45.2 47.3 49.1 9.8 Other Non-Current Liabilities 18.5 15.0 14.4 12.6 9.0 8.2 Total Non-Current Liabilities 61.2 59.3 59.6 59.8 58.0 18.1 Total Equity 9.0 6.8 4.8 2.1 (1.3) 10.8 Total Equity and Liabilities $ 110.9 $ 107.6 $ 104.4 $ 98.8 $ 92.7 $ 106.9 In the Company’s FY 2022 and FY 2021 Annual Reports on Form 20-Fs, Sting’s auditors, Ernst & Young LLP, (7) raised substantial doubt about the Company’s ability to continue as a going concern The Company believes it will need additional funding by the end of October 31, 2023 Notes: Source: SEC filings; Company filings, Additional balance sheet detail on Government Grants, Advances, Loans and Other Liabilities provided by Sting management 1. Q1 2022 press release dated May 3, 2022 2. Q2 2022 press release dated August 2, 2022 5. Q1 2023 press release dated May 3, 2023 6. Q2 2023A figures reflect financials of Sting provided in its preliminary Q2 2023 press release provided by Sting management 3. Q3 2022 press release dated November 2, 2022 4. Q4 2022 press release dated February 14, 2023 7. Sting FY 2021 and 2022 20-Fs dated March 31, 2022 and March 31, 2023 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 14

Historical Trading Activity NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 15

Sting Historical Trading Activity LTM Sting ADS Price Performance LTM Sting ADS Price Performance February 14, 2023 Pre-market open, in its Q4 2022 financial results press March 31, 2023 release, Sting mentions it has formed a strategic committee Pre-market open, Sting announces it has received a of the board to explore strategic options non-binding indication of interest requesting further diligence and that it intends to raise $10-20 million of primary capital ADS price per share of $2.00 on March 31, 2023 at market close Ranger Offer: $3.03 5-Day VWAP: $2.41 45-Day VWAP: $2.26 30-Day VWAP: $2.27 Notes: Source: FactSet Research Systems as of August 2, 2023; Company Filings and Press Releases NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 16

Historical Trading Activity 2023 YTD Indexed Stock Price Performance 2023 YTD Indexed Stock Price Performance Notes: Sting indexed price performance reflects the Company’s publicly listed ADS Selected Semiconductor Companies include: MaxLinear, Nordic Semiconductor, Qorvo, Semtech, Silicon Laboratories, Skyworks Solutions, STMicroelectronics, Synaptics, u-blox Source: FactSet Research Systems as of August 2, 2023 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 17

Sting Historical Trading Activity Sting ADS Price and Trading Volume Through August 2, 2023 Three Months Six Months Offer: $3.03 Offer: $3.03 VWAP: $2.25 VWAP: $2.32 ➢ 5.1M ADSs traded, represents 7.8% of fully diluted ADSs outstanding➢ 10.3M ADSs traded, represents 15.8% of fully diluted ADSs outstanding One Year Two Years Offer: $3.03 VWAP: $2.90 VWAP: $3.58 Offer: $3.03 ➢ 18.6M ADSs traded, represents 28.6% of fully diluted ADSs outstanding➢ 47.0M ADSs traded, represents 72.2% of fully diluted ADSs outstanding Notes: Reflects 58,471,000 ADS outstanding as of July 31, 2023 Reflects the effects from dilutive securities as provided by Sting management on July 31, 2023, calculated using the treasury stock method Reflects Sting’s historical ADS trading activity through August 2, 2023 Source: FactSet Research Systems as of August 2, 2023 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 18

Percent of Volume Percent of Volume Percent of Volume Percent of Volume Cumulative Volume Traded at Various Price Levels As of August 2, 2023 3 Months 6 Months 100% 98% 100% 92% 1.8 90% 100% 6.0 100% 89% 1.6 5.0 72% 80% 80% 1.4 1.2 4.0 60% 60% 49% 1.0 3.0 34% 0.8 40% 40% 0.6 2.0 18% 0.4 20% 20% 1.0 0.2 0.0 0% 0.0 0% $2.08 - $2.15 $2.16 - $2.23 $2.24 - $2.31 $2.32 - $2.39 $2.40 - $2.48 $1.97 - $2.21 $2.22 - $2.47 $2.48 - $2.72 $2.73 - $2.98 $2.99 - $3.24 Offer: $3.03 100% of trading volume below $3.03 offer price One Year Two Years 100% 100% 91% 8.0 100% 14.0 100% 7.0 12.0 76% 75% 80% 80% 6.0 62% 10.0 55% 54% 5.0 60% 60% 8.0 4.0 37% 6.0 40% 40% 3.0 28% 4.0 2.0 20% 20% 2.0 1.0 0.0 0% 0.0 0% $1.97 - $2.39 $2.40 - $2.81 $2.82 - $3.24 $3.25 - $3.66 $3.67 - $4.10 $1.97 - $2.79 $2.80 - $3.62 $3.63 - $4.44 $4.45 - $5.27 $5.28 - $6.11 Offer: $3.03 Offer: $3.03 Notes: Reflects 58,471,000 ADS outstanding as of July 31, 2023 Source: FactSet Research Systems as of August 2, 2023 NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 19 Volume in Millions Volume in Millions Volume in Millions Volume in Millions

Selected Public Companies Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 20

Selected Public Companies Analysis – Margin Data

($ in millions)

Company	Last Twelve Months Revenue	Last Twelve Months Gross Profit	Last Twelve Months Adjusted EBITDA	LTM Margin Analysis Gross Profit	LTM Margin Analysis Adjusted EBITDA	'23E / '24E Revenue Growth	'24E / '25E Revenue Growth	CY '24E Adj. EBITDA Margin
Selected Companies								
MaxLinear[1]	$ 1,008.7	$ 574.0	$ 283.1	56.9%	28.1%	(0.3)%	19.9%	28.5%
Nordic Semiconductor[1]	693.1	375.9	115.9	54.2%	16.7%	22.2%	20.9%	17.3%
Qorvo[2]	3,569.4	1,296.9	613.8	36.3%	17.2%	27.2%	8.1%	25.8%
Semtech[3]	790.9	452.3	119.6	57.2%	15.1%	15.9%	(9.6)%	18.8%
Silicon Laboratories[4]	1,018.8	620.5	207.8	60.9%	20.4%	7.2%	22.4%	16.0%
Skyworks Solutions[5]	5,121.9	2,416.9	2,217.3	47.2%	43.3%	7.5%	5.5%	40.4%
STMicroelectronics[4]	17,318.0	8,086.0	6,566.0	46.7%	37.9%	3.3%	7.0%	36.4%
Synaptics[6]	1,604.2	880.8	591.3	54.9%	36.9%	29.2%	2.9%	26.3%
u-blox[7]	653.9	321.5	132.2	49.2%	20.2%	(0.2)%	(0.9)%	19.2%
High	$ 17,318	$ 8,086	$ 6,566	60.9%	43.3%	29.2%	22.4%	40.4%
Mean	$ 3,531	$ 1,669	$ 1,205	51.5%	26.2%	12.5%	8.5%	25.4%
Median	$ 1,019	$ 621	$ 283	54.2%	20.4%	7.5%	7.0%	25.8%
Low	$ 654	$ 322	$ 116	36.3%	15.1%	(0.3)%	(9.6)%	16.0%
Sting Management Case[1][8][9]	**$ 53.5**	**$ 41.7**	**$ (8.8)**	**77.9%**	**(16.5%)**	**148.6%**	**114.2%**	**(3.3%)**
Sting Street Case[2][8][10]	**$ 53.5**	**$ 41.7**	**$ (8.8)**	**77.9%**	**(16.5%)**	**62.0%**	**58.4%**	**(14.1%)**

Notes:

Source: SEC filings; Company filings, Bloomberg consensus estimates

Adjusted EBITDA excludes the impact of stock-based compensation expense, capitalized R&D expense, and one-time expenses

1. Last twelve month figures reflect the period ending June 30, 2023
2. Last twelve month figures reflect the period ending April 1, 2023
3. Last twelve month figures reflect the period ending April 30, 2023
4. Last twelve month figures reflect the period ending July 1, 2023
5. Last twelve month figures reflect the period ending March 31, 2023
6. Last twelve month figures reflect the period ending March 25, 2023
7. Last twelve month figures reflect the period ending December 31, 2022
8. LTM figures reflect financials of Sting provided in their 2022 20-F released on March 31, 2023 and preliminary 2023 Q2 press release provided by Sting management
9. Revenue growth reflects financial projections of Sting management provided by Sting management on July 25, 2023
10. Revenue growth reflect consensus financial estimates of Wall Street research analysts covering Sting, via Bloomberg consensus estimates

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21

Selected Public Companies Analysis – Multiples Data

($ in millions, except per share values)

Company	Stock Price 8/2/2023	Market Value	Enterprise Value	Enterprise Value / Revenues LTM	Enterprise Value / Revenues CY '23E	Enterprise Value / Revenues CY '24E	Enterprise Value / Adj. EBITDA LTM	Enterprise Value / Adj. EBITDA CY '23E	Enterprise Value / Adj. EBITDA CY '24E
Selected Companies									
MaxLinear[1]	$ 24.27	$ 2,198	$ 2,074	2.1x	2.9x	2.9x	7.3x	13.0x	10.2x
Nordic Semiconductor[1]	14.23	2,752	2,500	3.6x	3.9x	3.2x	21.6x	28.4x	18.6x
Qorvo[2]	106.11	10,677	11,916	3.3x	3.7x	2.9x	19.4x	37.1x	11.3x
Semtech[3]	27.31	1,794	3,010	3.8x	3.2x	2.7x	25.2x	21.5x	14.5x
Silicon Laboratories[4]	140.89	4,664	4,238	4.2x	4.7x	4.4x	20.4x	33.5x	27.5x
Skyworks Solutions[5]	110.75	17,892	18,822	3.7x	3.9x	3.7x	8.5x	9.9x	9.1x
STMicroelectronics[4]	52.35	48,077	46,232	2.7x	2.7x	2.6x	7.0x	7.3x	7.1x
Synaptics[6]	88.18	3,765	3,810	2.4x	3.6x	2.8x	6.4x	14.3x	10.6x
u-blox[7]	111.83	832	748	1.1x	1.0x	1.0x	5.7x	4.6x	5.1x
High		$ 48,077	$ 46,232	4.2x	4.7x	4.4x	25.2x	37.1x	27.5x
Mean		$ 10,295	$ 10,372	3.0x	3.3x	2.9x	13.5x	18.9x	12.7x
Median		$ 3,765	$ 3,810	3.3x	3.6x	2.9x	8.5x	14.3x	10.6x
Low		$ 832	$ 748	1.1x	1.0x	1.0x	5.7x	4.6x	5.1x
Sting Management Case[1][8][9][11]	**$ 3.03**	**$ 197**	**$ 249**	**4.7x**	**5.9x**	**2.4x**	**NEG**	**NEG**	**NEG**
Sting Street Case[1][8][10][11]	**$ 3.03**	**$ 197**	**$ 249**	**4.7x**	**5.1x**	**3.1x**	**NEG**	**NEG**	**NEG**

Notes:

Source: SEC filings; Company filings, Bloomberg consensus estimates, FactSet Research Systems

Adjusted EBITDA excludes the impact of stock-based compensation expense, capitalized R&D expense, and one-time expenses

1. Last twelve month figures reflect the period ending June 30, 2023
2. Last twelve month figures reflect the period ending April 1, 2023
3. Last twelve month figures reflect the period ending April 30, 2023
4. Last twelve month figures reflect the period ending July 1, 2023
5. Last twelve month figures reflect the period ending March 31, 2023
6. Last twelve month figures reflect the period ending March 25, 2022
7. Last twelve month figures reflect the period ending December 31, 2022
8. LTM figures reflect financials of Sting provided in their FY 2022 20-F released on March 31, 2023 and preliminary 2023 Q2 press release provided by Sting management
9. Sting CY '23 – CY '25 Management Case figures reflects financial projections of Sting management provided by Sting management on July 25, 2023
10. Sting CY '23 – CY '25 Street Case figures reflect consensus financial estimates of Wall Street research analysts covering Sting, via Bloomberg consensus estimates
11. Reflects 58,471,400 ADS outstanding as of July 31, 2023; Reflects the effects from dilutive securities as of July 31, 2023, as provided by Sting management, calculated using the treasury stock method

NEEDHAM & COMPANY *STRICTLY PRIVATE & CONFIDENTIAL* 22

Selected Transactions & Premia Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 23

Selected Semiconductor Transactions Analysis

Selected Industry & Product Public Semiconductor Transactions Under $10B Announced since January 1, 2018

($ in millions)

Announce Date	Close Date	Acquirer	Target	Equity Value	Enterprise Value [1]	Enterprise Value / LTM Revenue	Enterprise Value / NTM Revenue	NTM Revenue Growth
9/30/2022	3/3/2023	FNOF Precious Honour Ltd.	O2Micro International	$ 151	$ 101	1.1x	1.6x [2]	(33.2)%
8/2/2022	1/12/2023	Semtech	Sierra Wireless	1,279	1,241	2.3x	1.8x [3]	27.5%
8/30/2021	12/2/2021	Synaptics	DSP Group	564	434	3.4x	3.0x [4]	15.3%
5/25/2021	8/26/2021	DBAY Advisors	Telit Communications	436	372	1.1x	1.0x [5]	11.5%
2/8/2021	8/30/2021	Renesas Electronics	Dialog Semiconductor	5,887	5,591	4.2x	3.9x [5]	9.5%
2/20/2020	6/29/2020	Dialog Semiconductor	Adesto Technologies	440	458	3.9x	3.2x [6]	22.8%
6/2/2019	4/16/2020	Infineon Technologies	Cypress Semiconductor	9,154	9,730	4.0x	4.4x [7]	(9.1)%
3/27/2019	6/19/2019	ON Semiconductor	Quantenna Communications	1,053	917	4.2x	3.6x [8]	15.8%
3/7/2019	5/31/2019	Dialog Semiconductor	Silicon Motion (Mobile Communications Bus.)	45	45	1.5x	NA	NA
9/10/2018	3/29/2019	Renesas Electronics	Integrated Device Technology	6,667	6,817	7.8x	7.1x [9]	9.5%
6/29/2018	9/14/2018	Adesto Technologies	Echelon	44	25	0.8x	NA	NA
5/9/2018	5/9/2018	Adesto Technologies	S3 ASIC Semiconductors	35	35	2.7x	NA	NA
			High	**$ 9,154**	**$ 9,730**	**7.8x**	**7.1x**	**27.5%**
			Mean	**$ 2,146**	**$ 2,147**	**3.1x**	**3.3x**	**7.7%**
			Median	**$ 502**	**$ 446**	**3.1x**	**3.2x**	**11.5%**
			Low	**$ 35**	**$ 25**	**0.8x**	**1.0x**	**(33.2)%**
		Ranger	**Sting - Management Case [11]**	**$ 197**	**$ 249**	**4.7x**	**4.4x [10]**	**6.3%**
		Ranger	**Sting - Street Case [12]**	**$ 197**	**$ 249**	**4.7x**	**4.2x [10]**	**11.8%**

Notes:

Source: SEC filings, public filings, Company press releases, Bloomberg consensus estimates, preliminary Q2 2023 press release provided by Sting management

1. Equity value used as a proxy for enterprise value when balance sheet information not available
2. Next twelve month figures reflect the period ending September 30, 2023
3. Next twelve month figures reflect the period ending June 30, 2023
4. Next twelve month figures reflect the period ending September 30, 2022
5. Next twelve month figures reflect the period ending December 31, 2021
6. Next twelve month figures reflect the period ending December 31, 2020
7. Next twelve month figures reflect the period ending March 31, 2020
8. Next twelve month figures reflect the period ending December 31, 2019
9. Next twelve month figures reflect the period ending July 1, 2019
10. Next twelve month figures reflect the period ending June 30, 2024
11. Management case NTM figure reflects financial projections of Sting Management provided by Sting on July 25, 2023
12. Street case NTM figure reflects consensus financial estimates of Wall Street research analysts covering Sting, via Blomberg Consensus estimates

NEEDHAM & COMPANY · *STRICTLY PRIVATE & CONFIDENTIAL* · 24

Selected Semiconductor Transactions Premiums Analysis

Selected Industry & Product Public Semiconductor Transactions Under $10B Announced since January 1, 2018

($ in millions, except per share values)

Announce Date	Acquirer	Target	Equity Value	Enterprise Value[1]	Offer Price[2]	Offer Price Premium[3]: 1-Day	5-Days	30-Days	45-Days	90-Days
9/30/2022 [4]	FNOF Precious Honour Ltd.	O2Micro International	$ 151	$ 101	$ 5.00	54.1%	38.3%	24.9%	23.0%	8.8%
8/2/2022 [5]	Semtech	Sierra Wireless	1,279	1,241	39.88	27.9%	38.1%	29.3%	30.9%	44.8%
8/30/2021 [6]	Synaptics	DSP Group	564	434	22.00	26.6%	24.6%	35.9%	38.3%	43.2%
5/25/2021 [7]	DBAY Advisors	Telit Communications	436	372	3.12	31.1%	28.7%	29.3%	28.9%	29.6%
2/8/2021 [8]	Renesas Electronics	Dialog Semiconductor	5,887	5,591	81.32	20.3%	25.1%	34.7%	40.7%	58.7%
2/20/2020 [9]	Dialog Semiconductor	Adesto Technologies	440	458	12.55	57.1%	62.2%	53.6%	54.2%	57.5%
6/2/2019 [10]	Infineon Technologies	Cypress Semiconductor	9,154	9,730	23.85	54.9%	54.4%	46.3%	47.9%	53.5%
3/27/2019 [11]	ON Semiconductor	Quantenna Communications	1,053	917	24.50	19.5%	18.6%	26.0%	33.6%	44.7%
9/10/2018 [12]	Renesas Electronics	Integrated Device Technology	6,667	6,817	49.00	29.5%	29.7%	36.8%	38.9%	46.8%
6/29/2018 [13]	Adesto Technologies	Echelon	44	25	8.50	104.3%	102.0%	101.0%	101.1%	93.4%
High			$ 9,154	$ 9,730		**104.3%**	**102.0%**	**101.0%**	**101.1%**	**93.4%**
Mean			$ 2,568	$ 2,569		**42.5%**	**42.2%**	**41.8%**	**43.7%**	**48.1%**
Median			$ 809	$ 688		**30.3%**	**33.9%**	**35.3%**	**38.6%**	**45.8%**
Low			$ 44	$ 25		**19.5%**	**18.6%**	**24.9%**	**23.0%**	**8.8%**
8/3/2023 [14]	**Ranger**	**Sting**	**$ 197**	**$ 249**	**$ 3.03**	**41.6%**	**25.7%**	**33.3%**	**34.3%**	**34.9%**

Notes:

Source: Company Press Releases, FactSet Research Systems, SEC filings, public filings, Company press releases, preliminary Q2 2023 press release provided by Sting management

1. Equity value used as a proxy for enterprise value when balance sheet information not available
2. Offer prices presented in USD; premiums reflect premium over offer price in local currency
3. Offer price premium calculated as percentage difference of the offer price over the spot price over 1- trading day period before the last unaffected trading day of the stock's price; Offer price premium calculated as the percentage difference of the offer price over the volume weighted average price over the 5-, 30-, 45- and 90- trading day periods before the last unaffected trading day of the stock's price
4. O2Micro's last unaffected full-day of trading is March 11, 2022
5. Sierra Wireless' last unaffected full-day of trading is July 29, 2022
6. DSP Group's last unaffected full-day of trading is August 27, 2021
7. Telit Communications' last unaffected full-day of trading is November 2, 2020
8. Dialog's last unaffected full-day of trading is February 5, 2021
9. Adesto's last unaffected full-day of trading is February 19, 2020
10. Cypress' last unaffected full-day of trading is May 28, 2019
11. Quantenna's last unaffected full-day of trading is March 27, 2019
12. Integrated Device Technology's last unaffected full-day of trading is August 30, 2018
13. Echelon's last unaffected full-day of trading is June 28, 2018
14. Sting's last unaffected full-day of trading is August 2, 2023

NEEDHAM & COMPANY   *STRICTLY PRIVATE & CONFIDENTIAL*   25

Discounted Cash Flow Analysis NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 26

Illustrative Discounted Cash Flow Analysis

Sting Standalone Company Free Cash Flow Calculation – Management Estimates

Unlevered Free Cash Flow Analysis

($ in millions)

	Fiscal Year Ending December 31		
	Aug. - Dec. 2023E[1]	2024E	2025E
Revenue	$ 18.3	$ 105.5	$ 225.9
Total COGS and Operating Expenses	(27.2)	(102.1)	(186.7)
Operating Income (R&D Capitalized)	$ (8.9)	$ 3.4	$ 39.2
EBIT	$ (8.9)	$ 3.4	$ 39.2
Capitalized R&D Expense	(8.9)	(20.0)	(20.0)
Depreciation & Amortization	3.7	9.7	18.9
Adj. EBITDA	**$ (14.1)**	**$ (6.9)**	**$ 38.1**
EBIT	$ (8.9)	$ 3.4	$ 39.2
(–) Cash Taxes[2]	(0.9)	(2.3)	(10.2)
(+) Depreciation & Amortization	3.7	9.7	18.9
(–) Capital Expenditures & Capitalized R&D[3]	(12.0)	(29.0)	(24.0)
(+) Δ in Net Working Capital [4]	(0.9)	(5.3)	(11.3)
Unlevered Free Cash Flow	**$ (19.1)**	**$ (23.5)**	**$ 12.7**

Cost of Capital Calculation

Cost of Equity	
Equity Risk Premium[5]	5.50%
Raw Beta[6]	1.16
Adjusted Equity Market Risk Premium	6.38%
U.S. Risk Free Rate[7]	4.35%
Size Premium[8]	7.83%
Implied Cost of Equity	**18.56%**

Cost of Debt	Q2'23A ($M)	Cost
Convertible Debt[9]	$ 47.8	6.5%
Interest Bearing Receivable Financing	6.8	5.5%
Government Loans	5.2	1.8%
Implied Pre-Tax Weighted Avg. Cost of Debt		6.0%

Weighted Average Cost of Capital	% of Cap.	Cost
Equity	76.71%	18.56%
Debt	23.29%	6.0%
Weighted Average Cost of Capital		**15.28%**

Notes:

Source: SEC filings, preliminary Q2 2023 press release provided by Sting management, Sting management estimates

Adjusted EBITDA is inclusive of the effects of stock-based compensation expense

1. Aug. – Dec. 2023E financials reflect two thirds of Sting management's Q3 2023E estimates plus Sting management's Q4 2023E estimates
2. Cash Taxes per guidance of Sting Management.
3. FY 2023E Capital Expenditures reflect SEC filings, Q2 2023 preliminary press release provided by Sting management, and management estimates. For FY 2024E-2025E, Capital Expenditures reflect management estimates
4. FY 2023E Change in Net Working Capital reflects SEC filings, Q2 2023 preliminary press release provided by Sting management, and management estimates. For FY 2024E-2025E, Change in Net Working Capital reflects management estimates
5. Reflects Kroll's (formerly Duff & Phelps) recommended US Equity Risk Premium as of June 8, 2023
6. Reflects Sting's 3-year raw beta as of August 2, 2023 per FactSet Research Systems
7. Reflects current yield on 20-year Treasury Bonds as of August 2, 2023 per the US Treasury
8. Reflects Kroll's (fka Duff & Phelps) 2022 Valuation Handbook, represents size-related risk premium of companies with market capitalizations between $2.015M and $123.803M
9. Reflects weighted average cost of debt of the convertible debt per Sting management

NEEDHAM & COMPANY

STRICTLY PRIVATE & CONFIDENTIAL

27

Illustrative Discounted Cash Flow Analysis Sting Standalone Enterprise & Equity Value Calculation (Discounted to July 31, 2023) Discounted Cash Flow Analysis CALENDAR FOR DISCOUNT PERIODS ($ in millions except per ADS amounts) EBITDA Discount Rate Multiple 15.3% 16.3% 17.3% 18.3% 19.3% Present Value of Free Cash Flows $ (28.2) $ (28.1) $ (28.0) $ (27.9) $ (27.8) Plus: Present Value of Terminal Value 8.0x $ 216 $ 212 $ 208 $ 203 $ 199 Based on multiple of FY 2025E Adj. EBITDA of $38.1M: 8.5x 230 225 220 216 212 9.0x 243 238 233 229 224 9.5x 257 252 246 241 237 10.0x 270 265 259 254 249 Equals: Implied Enterprise Value 8.0x $ 188 $ 184 $ 180 $ 175 $ 171 Based on multiple of FY 2025E Adj. EBITDA of $38.1M: 8.5x 202 197 192 188 184 9.0x 215 210 205 201 196 9.5x 229 223 218 214 209 10.0x 242 237 231 226 221 (1) Equals: Implied ADS Price 8.0x $ 2.09 $ 2.03 $ 1.96 $ 1.90 $ 1.84 Based on multiple of FY 2025E Adj. EBITDA of $38.1M: 8.5x 2.30 2.23 2.16 2.09 2.03 9.0x 2.51 2.43 2.36 2.29 2.22 9.5x 2.72 2.64 2.56 2.48 2.41 10.0x 2.93 2.84 2.76 2.68 2.60 Implied Equity Value to Transaction Price Per ADS - Premium / (Discount) 8.0x (30.9)% (33.1)% (35.2)% (37.3)% (39.4)% Based on multiple of FY 2025E Adj. EBITDA of $38.1M: 8.5x (24.0)% (26.4)% (28.7)% (30.9)% (33.0)% Transaction Price Per ADS: $3.03 9.0x (17.2)% (19.7)% (22.1)% (24.4)% (26.7)% 9.5x (10.3)% (12.9)% (15.5)% (18.0)% (20.4)% 10.0x (3.4)% (6.2)% (8.9)% (11.5)% (14.1)% Notes: Source: Sting management estimates; present value of future unlevered free cash flows excludes any cash flow prior to July 31, 2023 Adjusted EBITDA is inclusive of the effects of stock-based compensation expense Implied Price Per ADS reflects 65.0M fully diluted ADS outstanding as of July 31, 2023 as provided by Sting Management (1) Assumes no further dilution due to any additional capital raise NEEDHAM & COMPANY STRICTLY PRIVATE & CONFIDENTIAL 28